UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of the earliest event reported): October 13, 2006

Alesco Financial Inc.

(formerly Sunset Financial Resources, Inc.)

(Exact name of Registrant as specified in its charter)

Maryland	001-32026	16-1685692
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Cira Centre

2929 Arch Street, 17th Floor

Philadelphia, PA 19104

(Address of principal executive offices) (Zip Code)

(215) 701-9555

(Registrant’s telephone number, including area code)

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Changes in Registrant’s Certifying Accountant.

On October 13, 2006, Hancock Askew & Co., LLP (“HAC”), the Company’s independent registered public accounting firm, informed the Company that it was resigning as the Company’s independent accountant effective as of the filing of the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2006. HAC’s reports on the financial statements of the Company for the year ended December 31, 2005 did not contain any adverse opinion or disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope, or accounting principles. During the period in which HAC was engaged, beginning in October 2005 and including the subsequent interim periods preceding HAC’s resignation there were not any disagreements with HAC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to the satisfaction of HAC would have caused it to make reference thereto in, or in connection with, its reports on the financial statements for the period covered by its audit.

Item 8.01 Other Events.

The acquisition by merger of Alesco Financial Trust by the Company was a “reverse merger” for accounting purposes, which means that Alesco Financial Trust was considered the acquirer of the Company for accounting purposes. Ernst & Young LLP has served as the independent registered public accounting firm for Alesco Financial Trust.

As previously announced, the Company declared a dividend of $0.50 per share to stockholders of record on the close of business on October 5, 2006, the day preceding the merger. The payment date for the dividend will be October 16, 2006.

Item 9.01 Financial Statements and Exhibits.

16.1	Letter dated October 13, 2006 from Hancock Askew & Co., LLP to Alesco Financial Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 13, 2006

ALESCO FINANCIAL INC. (formerly Sunset Financial Resources, Inc.)

By:	/s/ John J. Longino
John J. Longino
Chief Financial Officer